Exhibit 99.4
CONSENT OF DIRECTOR NOMINEE
     I hereby consent to being named in the Registration Statement on Form S-11 of Aviv REIT, Inc. (the “Company”), and to serve as a director of the Company.
Dated: May 18, 2009

Signature
/s/ Deborah L. Harmon
Deborah L. Harmon